FIRST AMENDMENT TO SUBLEASE

This First Amendment to Sublease (this “Amendment”), dated, for reference purposes only, September 29, 2010, is made by and between BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A., a national association (“Sublessor”) and GLU MOBILE INC., a Delaware corporation (“Sublessee”).

Recitals

A. Sublessor and Sublessee are parties to that certain Sublease, dated as of the date hereof (the “Sublease”), for premises consisting of approximately 19,027 rentable square feet known as the 28th floor (the “Subleased Premises”) of 45 Fremont Street, San Francisco, California (the “Building”) as more particularly described in the Sublease. The Sublease has not been modified or assigned.

B. Sublessor leases the Subleased Premises along with certain other premises from Forty-Five Fremont Associates, a California general partnership (“Master Lessor”), pursuant to that certain Office Lease dated as of June 18, 1996, by and between Master Lessor, as landlord, and Sublessor’s predecessor-in-interest, BZW Barclays Global Investors, N.A., as tenant, as amended by that certain letter agreement dated as of July 31, 1996, First Amendment to Lease dated as of April 30, 1999, Second Amendment to Lease dated as of January 12, 2004, Third Amendment to Lease dated as of March 9, 2004, Fourth Amendment to Lease dated as of March 17, 2005, Fifth Amendment to Lease dated as of November 28, 2006, Sixth Amendment to Lease dated as of April 30, 2007, Seventh Amendment to Lease dated as of June 1, 2007 (incorrectly labeled as Sixth Amendment to Lease), Eighth Amendment to Lease dated as of November 1, 2007 and notice letters from Sublessor to Master Lessor dated as of September 17, 2009 and December 14, 2009 (as amended or otherwise modified from time to time, the “Master Lease”)

C. Sublessor and Sublessee desires to amend the Sublease as set forth herein.

D. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Sublease or Master Lease, as applicable.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublessor and Sublessee covenant and agree as follows:

Agreement

1. Sublessor Restoration. In the event that Sublessor is required under the terms of the Master Lease to remove any improvements, equipment and/or alterations from the Subleased Premises and/or restore any portion of the Subleased Premises, which improvements, equipment and/or alterations are not Sublessee’s obligation to remove and/or restore under the Sublease, then in addition to all rights that Sublessor may have under Paragraph 13 of the Sublease, Sublessor shall have the right upon at least one hundred eighty (180) days advance written notice to terminate the Sublease as of the date set forth in such notice, which such date shall not be earlier than September 29, 2013. If Sublessor so elects to terminate the Sublease, the term of the Sublease will end upon such effective date of termination, and thereafter the parties will be released from all further obligations under the Sublease except for accrued obligations then unpaid or unperformed, including, but not limited to, the surrender obligations set forth in the Sublease.

2. Ratification of Sublease. The Sublease as amended by this Amendment is ratified, confirmed and approved in all respects.

3. Entire Agreement. This Amendment sets forth the entire understanding of the parties in connection with the subject matter of this Amendment. There are no agreements between Sublessor and Sublessee relating to the Sublease or the Subleased Premises other than those set forth in writing and signed by the parties. Neither party has relied upon any understanding, representation or warranty not set forth in this Amendment, either oral or written, as an inducement to enter into this Amendment.

4. Successors and Assigns. The provisions of this Amendment shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties, subject to the applicable provisions of the Sublease.

5. Authorizations. Sublessor and Sublessee each represent and warrant that the execution of this Amendment has been duly and validly authorized on its behalf.

6. Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is made as of the day and year first above written.

SUBLESSOR: BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A., a national association

	By:	/s/ Charles J. Malkish

	Name:	Charles J. Malkish

	Title:	Managing Director

SUBLESSEE:	GLU MOBILE INC., a Delaware corporation
	By:	/s/ Kevin S. Chou

	Name:	Kevin S. Chou

	Title:	Vice President and General Counsel

[Corporate Seal]